                                                                    EXHIBIT 8(h)


                         Master Administration Agreement

                                       for

            Variable Universal Life Insurance and Variable Annuities


                                     between


                            McCamish Systems, L.L.C.


                                       and


                    Farmers New World Life Insurance Company

                                TABLE OF CONTENTS

SECTION 1 DEFINITIONS............................................................................................................1
    1.01      Books and Records..................................................................................................1
    1.02      Initial Term.......................................................................................................2
    1.03      Policy Administration Services.....................................................................................2
    1.04      Annuity Contract Administration Services...........................................................................2
    1.05      Policies...........................................................................................................2
    1.06      Contracts..........................................................................................................2
    1.07      Products...........................................................................................................2

SECTION 2 TERM...................................................................................................................2

SECTION 3 POLICY OR ANNUITY CONTRACT ADMINISTRATION..............................................................................2
    3.01      Administrative Services............................................................................................2
    3.02      Performance Criteria...............................................................................................3
    3.03      Authorized Personnel...............................................................................................3
    3.04      Records............................................................................................................3

SECTION 4 FEES AND EXPENSES......................................................................................................3
    4.01      Administration Fees................................................................................................3
    4.02      Expenses...........................................................................................................4
    4.03      System Enhancements................................................................................................4
    4.04      Payment............................................................................................................4

SECTION 5 REPRESENTATIONS AND WARRANTIES OF MCCAMISH.............................................................................5

SECTION 6 REPRESENTATIONS AND WARRANTIES OF COMPANY..............................................................................5

SECTION 7 ADDITIONAL COVENANTS...................................................................................................6
    7.01      Independent Contractor.............................................................................................6
    7.02      Confidentiality and Disclosure.....................................................................................6
    7.03      Indemnification....................................................................................................8
    7.04      Arbitration........................................................................................................8
    7.05      Compliance.........................................................................................................8
    7.06      Actions............................................................................................................8

    7.07      Records............................................................................................................8
    7.08      Audit..............................................................................................................8
    7.09      Security of Operations.............................................................................................8
    7.10      Insurance Coverage.................................................................................................8

SECTION 8 TERMINATION OF AGREEMENT...............................................................................................8
    8.01      By Mutual Agreement................................................................................................8
    8.02      By Non-Renewal.....................................................................................................8
    8.03      For Cause..........................................................................................................8

SECTION 9 ASSIGNMENT.............................................................................................................8
    9.01      Assignment by Company..............................................................................................8
    9.02      Assignment by McCamish.............................................................................................8

SECTION 10 MISCELLANEOUS.........................................................................................................8
    10.01     Governing Law......................................................................................................8
    10.02     Notices............................................................................................................8
    10.03     Entire Agreement...................................................................................................8
    10.04     Binding Effect.....................................................................................................8
    10.05     Severability.......................................................................................................8
    10.06     No Third Party Beneficiaries.......................................................................................8
    10.07     Headings...........................................................................................................8
    10.08     Counterparts.......................................................................................................8
    10.09     Waiver.............................................................................................................8
    10.10     Construction.......................................................................................................8
    10.11     Taxes..............................................................................................................8
    10.12     Software Escrow Agreement..........................................................................................8
    10.13     Software License in Escrow.........................................................................................8
    10.14     Force Majeure......................................................................................................8

SECTION 11 YEAR 2000 COMPLIANCE..................................................................................................8


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

TABLE OF EXHIBITS

A           Policy Administration Services

B           Annuity Contract Administration Services

C           Performance Criteria

D           Fee Schedule

E           Products

F           Schedule of Authorized Personnel

G           Insurance Coverage

H           Sample Software Escrow Agreement

I           Sample Software License Agreement

                         MASTER ADMINISTRATION AGREEMENT

            This MASTER ADMINISTRATION AGREEMENT (this "Agreement") is made and entered into as of the ___ day of ______, 1999, by and between McCamish Systems, L.L.C., a Georgia limited liability company, having its principal address and place of business at 6425 Powers Ferry Road, Third Floor, Atlanta, Georgia, 30339 (hereinafter referred to as "McCamish"); and Farmers New World Life Insurance Company, a stock/mutual company registered under the laws of the State of _____, having its principal place of business at 3003 - 77th Avenue S.E., Mercer Island, Washington, 98040 (hereinafter referred to as "FNWL").

                              W I T N E S S E T H:

            WHEREAS, the parties hereto desire to enter into this Agreement to provide for the provision by McCamish, as an independent subcontractor, of insurance policy and annuity contract administration to FNWL on the terms and conditions hereinafter set forth,

            NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

SECTION 1 DEFINITIONS.

            As used in this Agreement, the following terms shall have the meaning set forth:

            1.01 Books and Records. "Books and Records" means all books and records in the possession or control of McCamish that contain information related to the Policies (defined in Section 1.08 below) and Annuity Contracts (defined in Section 1.06 below), including without limitation, to the extent any of the following exist, (i) hard copy and microfiche records; (ii) all paper files; (iii) all electronic images: (iv) all computer data files; (v) all correspondence between McCamish and owners of Policies or Annuity Contracts;
(vi) administrative records; (vii) claim records; (viii) sales records; (ix) reinsurance records, (x) underwriting records and (xi) accounting records; provided, however, that Books and Records shall not include any of McCamish's internal documentation of its own programs, systems and procedures or any of McCamish's books and records which are not directly related to the Policies.


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            1.02 Initial Term. "Initial Term" means the five (5) year period commencing on the Effective Date of this Agreement and ending at 11:59 p.m. on the day prior to the fifth anniversary of the Effective Date.

            1.03 Policy Administration Services. "Policy Administration Services" means the services set forth in Exhibit A attached hereto and designated as "Policy Administration Services".

            1.04 Annuity Contract Administration Services. "Annuity Contract Administration Services" means the services set forth in Exhibit B attached hereto and designated as "Annuity Contract Administration Services".

            1.05 Policies. "Policies" means, collectively, the insurance policies included within one of the Products and "Policy" means any one of the Policies.

            1.06 Contracts. "Contracts" mean, collectively, the annuity contracts included within one of the Products and "Contract" means any one of the Annuity Contracts.

            1.07 Products. "Products" means the insurance or annuity products described in Exhibit E attached hereto and made a part hereof. A "Product" is limited to a single insurance policy form or a single annuity contract form of FNWL. Exhibit E may be amended during the Term by mutual written agreement of the parties hereto.

SECTION 2 TERM.

            This Agreement shall commence on the Effective Date and shall continue in effect for the Initial Term; thereafter this Agreement shall continue in full force and effect from year to year until terminated as herein provided, each such additional year being an "Additional Term" of this Agreement. The Initial Term and any Additional Terms hereunder are herein collectively referred to as the "Term".

SECTION 3 POLICY OR ANNUITY CONTRACT ADMINISTRATION.


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

            3.01 Administrative Services. During the Term, McCamish shall perform Policy and Annuity Contract Administration Services as set forth in Exhibits A and B.

            3.02 Performance Criteria. The manner and method of performing Administration Services is set forth in Exhibit C.

            3.03 Authorized Personnel. At any time McCamish may apply to a person indicated on the "Schedule of Authorized Personnel", attached hereto as Exhibit F, as a person authorized to give instructions under this section with respect to any matter arising in connection with this Agreement. McCamish shall not be liable for, and shall be indemnified and held harmless by FNWL against any loss, cost, damage or expense arising from, any action taken or omitted by McCamish to the extent McCamish can demonstrate that the action or omission was taken or omitted in good faith in reliance upon such instruction.

            FNWL may at any time provide McCamish with written notice of any change of authority of persons authorized and enumerated in Exhibit F to provide McCamish with instructions or directions relating to services to be performed by McCamish under this Agreement.

            3.04 Records. During the Term, McCamish shall keep true and correct Books and Records relating to the performance of all Administration Services hereunder. McCamish shall deliver the Books and Records and copies thereof to FNWL, if so requested by FNWL, within thirty (30) days upon termination of this Agreement. Anything herein to the contrary notwithstanding, McCamish shall be allowed to make and retain copies of the Books and Records, at its own expense, upon termination of this Agreement. It is acknowledged and agreed that any such Books and Records may be maintained on magnetic media, electronic media, microfiche, CD and other non-paper media.

SECTION 4 FEES AND EXPENSES.

            4.01 Administration Fees.

            (a) During the Initial Term of this Agreement, FNWL shall pay to McCamish, as compensation for all Administration Services rendered pursuant to this Agreement, the amounts set forth in Exhibit D. In


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


no event, except as provided below, will the fees payable by FNWL to McCamish hereunder be less than the fees determined by the application of the Minimum Charges set forth in Exhibit D.

            (b) For each Additional Term of this Agreement, FNWL shall pay to McCamish, as compensation for all Administration Services rendered pursuant to this Agreement, such fees and charges as shall be agreed to by the parties and attached hereto as an amended Exhibit D prior to commencement of such Additional Term.

            4.02 Expenses. FNWL will promptly reimburse McCamish for all reasonable out-of-pocket expenses incurred by McCamish in the performance of this Agreement. Out-of-pocket expenses include, but are not limited to the following:

            (a) Travel related costs for travel requested by FNWL.

            (b) Postage, forms, mailings, stationery and freight costs requested by FNWL.

            (c) Charges for telephone line(s) and long distance telephone calls dedicated to service of FNWL customers, agents and brokers and charges for long distance telephone calls made to service FNWL's business.

     Charges for dedicated voice/data lease line(s) providing wide area network access from FNWL site(s) to McCamish site(s).

     Charges for supplies and maintenance of dedicated FNWL hardware and equipment including but not limited to printers, faxes and modems.

            Charges for FNWL dedicated U.S. Post Office boxes.

            4.03 System Enhancements. Requests by FNWL for enhancements to systems or procedures for support of new products or new functional capabilities will be performed and billed by McCamish to FNWL pursuant to that certain Consulting Services Agreement of even date herewith.


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

            4.04 Payment. During the Term of this Agreement, FNWL shall pay McCamish within thirty (30) days of the date of McCamish's invoice. Late payments shall be subject to McCamish's standard late payment charges. A finance charge of one and one-half (1 1/2%) percent per month (annual rate of eighteen (18%) percent), or the highest interest rate allowed by law, whichever is lower, will be added to all invoices not paid thirty (30) days after the date of receipt of the invoice. In addition, failure of FNWL to fully pay any invoiced amount within sixty (60) days after the date of receipt of the invoice shall be deemed a material breach of the Agreement.

SECTION 5 REPRESENTATIONS AND WARRANTIES OF MCCAMISH.

            McCamish hereby represents and warrants to FNWL as follows:

            (a) It is a limited liability company duly organized and existing and in good standing under the laws of the State of Georgia.

            (b) It is empowered under applicable laws and by its articles of organization and operating agreement to enter into and perform the services contemplated in this Agreement.

            (c) All requisite proceedings have been taken to authorize it to enter into and perform the services contemplated in, and execute and deliver, the Agreement.

            (d) It has duly executed and delivered this Agreement and neither such execution and delivery nor the performance by it of any of its obligations under this Agreement will (i) violate any provision of its certificate of incorporation or by-laws, (ii) result in a violation or breach of, or constitute a default or an event of default under, any indenture, mortgage, bond or other contract, license, agreement, permit, instrument or other commitment or obligation to which it is a party or (iii) violate any law, rule or regulation of any governmental body, writ, judgment, injunction or court decree (collectively, "Laws") applicable to it or its business.

            (e) It has all licenses, permits, registrations and other governmental approvals necessary or


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advisable for the performance of its obligations under this Agreement.

            (f) Its business operations have been conducted, are now, and will continue to be in compliance in all material respects with all Laws.

            (g) In its reasonable business judgment, it has the facilities, equipment and personnel necessary to carry out its duties and obligations under this Agreement.

SECTION 6 REPRESENTATIONS AND WARRANTIES OF FNWL.

            FNWL hereby represents and warrants to McCamish as follows:

            (a) It is a registered stock/mutual company organized and existing and in good standing under the laws of the State of _____.

            (b) It is empowered under the applicable laws and regulations and by its governing documents to enter into and perform this Agreement.

            (c) All requisite proceedings have been taken to authorize it to enter into and perform this Agreement.

            (d) It has duly executed and delivered this Agreement and neither such execution and delivery nor the performance by it of any of its obligations under this Agreement will (i) violate any provision of its governing documents,
(ii) result in a violation or breach of, or constitute a default or an event of default under, any indenture, mortgage, bond or other contract, license, agreement, permit, instrument or other commitment or obligation to which it is a party or (iii) violate any Law applicable to it or its business.

SECTION 7 ADDITIONAL COVENANTS.

            7.01 Independent Contractor. It is understood and agreed that all Administration Services performed hereunder by McCamish shall be performed solely for FNWL by McCamish in the capacity of an


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independent sub-contractor of FNWL. Nothing contained herein shall be construed to create between McCamish and FNWL a partnership, joint venture, association or other legal entity or relationship other than that of independent sub-contractor.

            7.02 Confidentiality and Disclosure.

            (a) Each Party to this Agreement ("Disclosing Party") may disclose to the other party ("Recipient") certain proprietary and confidential information including, without limitation, policyholder/contract holder information, procedures, FNWL customer lists, prospect lists, contracted broker and agent lists, and material related to policy/contract design, pricing, filings, marketing and sales administration and systems information ("Information").

            (b) Recipient agrees to maintain, during the Term and thereafter, the Information of the Disclosing Party in confidence using at least the same degree of care as it uses in maintaining as secret its own trade secret, confidential and proprietary information, but always at least a reasonable degree of care.

            (c) Disclosing Party agrees that Recipient shall have no obligation under the provisions of this Section 7.02 with respect to any Information which:

                  1. is now or hereafter becomes publicly known other than through a breach hereof,

                  2. is disclosed to Recipient by a third party that Recipient reasonably believes is legally entitled to disclose such information,

                  3. is known by Recipient prior to its receipt of the Information, without any obligation of confidentiality with respect thereto,

                  4. subject to paragraph (g) below, is disclosed with the Disclosing Party's written consent,

                  5. is disclosed by the Disclosing Party to a third party without the same or similar


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                        restrictions as set forth herein,

                  6. is required to be disclosed by Recipient by a court of competent jurisdiction, administrative agency or governmental body, or by law, rule or regulation, or by applicable regulatory or professional standards, or

                  7. is disclosed by Recipient in connection with any judicial or other legal proceeding involving the Agreement, or

                  8. subject to paragraph (g) below is not identified or marked as "Confidential and Proprietary" as provided in paragraph (a).

            (d) Recipient shall use reasonable efforts to limit access to Information received from the Disclosing Party to only those personnel of Recipient who have need of such access for the performance of any obligation of Recipient under this Agreement.

            (e) Recipient shall use information only for purposes of fulfilling its obligations under the Agreement.

            (f) Except as expressly provided in the Agreement, Disclosing Party grants no license, right or interest to Recipient under any copyrights, patents, trademarks, trade secrets or other property rights of Disclosing Party by reason of the disclosure of the Information.

            (g) Each party acknowledges that some Information may, under applicable law, be deemed to be confidential information of third parties (such as natural persons whose lives are insured under a Policy or Annuity Contract) and agrees to preserve the confidentiality of all Information, which under applicable Law must be treated as confidential.

            The terms and conditions of this Section 7.02 shall survive the termination of this Agreement.

            7.03 Indemnification. Each party to this Agreement shall indemnify and hold harmless the other


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party and its officers, directors, partners, principals, independent contractors, employees, member firms, subcontractors and affiliates and their respective personnel from and against any and all liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorneys' fees and court costs), interest, penalties or other loss directly or indirectly arising out of, in connection with or with respect to any breach of this Agreement or any fraudulent, criminal, negligent and/or bad faith acts or omissions by such party or its officers, directors, partners, principals, independent contractors, employees, member firms, subcontractors and affiliates and their respective personnel under this Agreement.

            If a party is named in any lawsuit or other proceeding for which such party believes it may be entitled to indemnification hereunder (other than any action or proceeding described in Section 7.06), such party shall promptly give notice thereof to the other party, such notice to include a description in reasonable detail of such lawsuit or proceeding and the basis for such party's belief that it may be entitled to indemnification hereunder. The parties shall cooperate in all reasonable respects with each other in defending such lawsuit or proceeding. McCamish agrees not to settle any such lawsuit or proceeding without the written consent of FNWL.

            Anything in this Agreement to the contrary notwithstanding, McCamish shall have no liability whatsoever for any trading or investment losses incurred with respect to any Policy/Contract by reason of McCamish's failure or inability to accurately or timely transmit information or otherwise perform the Administrative Services contemplated hereunder ("Breakage"). The parties hereto acknowledge that this limitation of liability is reasonable inasmuch as McCamish shall also not be entitled to any gains or profits which may occur as a result of any such Breakage. Except for the limitation of liability set forth herein with respect to Breakage, nothing contained in this provision shall limit the remedies available to AGLC in the event of McCamish's failure to properly perform its duties hereunder.

            The terms and conditions of this Section 7.03 shall survive the termination of this Agreement.

            7.04 Arbitration. In the event of any dispute between FNWL and McCamish with respect to the subject matter of this Agreement or the enforcement of rights hereunder, either party may, by written notice to the other, require such dispute or difference to be submitted to arbitration. This provision, however, shall not be applicable to any dispute that involves a claim by or against a Third Party. The arbitrator or arbitrators


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shall be selected by agreement of the parties or, if they cannot agree on an arbitrator or arbitrators within twenty (20) days after the notice of such party's desire to have the question settled by arbitration, then the arbitrator or arbitrators shall be selected by the American Arbitration Association (the "AAA") in Atlanta, Georgia. The determination reached, or award granted, in such arbitration shall be final and binding, to the extent not in violation of law or public policy, on all parties hereto. Enforcement of the arbitration award or determination may be sought in any court of competent jurisdiction. The arbitrators shall not be bound by judicial formalities and may abstain from following the strict rules of evidence. The parties hereby mutually instruct the arbitrators to limit the time and scope of discovery to the greatest extent practicable and request the arbitrators to provide a decision as rapidly as practicable, in each case consistent with the interests of justice, it being the intention of the parties that any arbitration under this Section 7.04 be commenced, conducted and completed, and a decision rendered, as rapidly as practicable. Pending such decision, each party will continue to perform its obligations under this Agreement. Unless otherwise agreed by the parties, any such arbitration shall be conducted in accordance with the rules of the AAA.

            In the event of any litigation or arbitration as provided under this Agreement, or the enforcement of rights hereunder, each party shall bear its own costs and expenses relating to such litigation or arbitration, including reasonable attorney's fees and expenses, unless otherwise provided by the arbitration award or determination. In no event shall the arbitrators have the right or authority to award consequential, incidental, indirect, special or punitive damages relating to this Agreement.

            The terms and conditions of this Section 7.04 shall survive the termination of this Agreement.

            7.05 Compliance. McCamish shall provide staff with the skills necessary to perform the Administrative Services, as determined by McCamish using its reasonable business judgment. McCamish shall obtain and maintain for itself, all licenses necessary for performance under this Agreement.

            7.06 Actions.

            (a) Each party to this Agreement (the "Notifying Party") shall promptly notify the other party of any threatened or pending lawsuit or governmental or regulatory agency inquiry or complaint relating to Policies of which the Notifying Party has actual knowledge and shall promptly transmit to such other party


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a copy of any applicable service of process or other instrument related to a court proceeding or any correspondence or other document transmitted to or from any governmental or regulatory agency relating to the Policies which shall be actually received by the Notifying Party.

            (b) McCamish shall make no response to any governmental or regulatory agency's inquiry or complaint relating to Policies without first obtaining FNWL's approval and consent to the response to such inquiry or complaint; provided, however, that if FNWL fails to give its approval or consent or delays its approval or consent and such failure or delay would subject McCamish to any fine, penalty, liability or sanction, then McCamish may make a response.

            (c) FNWL reserves the right to control the defense of any litigation, threatened or pending, by or against it, or to respond on its own behalf to any governmental or regulatory agency's inquiry or complaint; provided, however, that if FNWL shall exercise this right in such a manner as shall subject McCamish to any fine, penalty, liability or sanction for failure to follow procedure, or otherwise in a manner which, in the reasonable opinion of McCamish or its legal counsel may have a material adverse effect on McCamish, then McCamish shall have the right to defend itself with counsel of its choice at its own expense.

            (d) McCamish reserves the right to control the defense of any litigation, threatened or pending, by or against it, or, subject to subsection
(b) above, to respond on its own behalf to any governmental or regulatory agency's inquiry or complaint; provided, however, that if McCamish shall exercise this right in such a manner as shall subject FNWL to any fine, penalty, liability or sanction for failure to follow procedure, or otherwise in a manner which, in the reasonable opinion of FNWL or its legal counsel may have a material adverse effect on FNWL, then FNWL shall have the right to defend itself with counsel of its choice at its own expense.

            (e) The parties shall cooperate with each other in responding to or defending any such lawsuit, threat, demand, inquiry, complaint, administrative or regulatory investigation or proceeding.

            7.07 Records. Each party to this Agreement shall maintain, following the termination of this Agreement for any reason, its Books and Records with respect to business produced under this Agreement for such period of time as may be required by law. It is acknowledged and agreed that any such books and


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records may be maintained on magnetic media, electronic media, microfiche or other non-paper media.

            7.08 Audit. Upon forty-eight (48) hours advanced notice to McCamish, FNWL will have the right under this Agreement to perform on-site inspection and analyses of the Books and Records in accordance with reasonable procedures and at reasonable frequencies. At the request of FNWL, McCamish will make available to FNWL representatives of the appropriate regulatory agencies all reasonable requested Books and Records and access to operating procedures.

            7.09 Security of Operations. McCamish shall maintain such off-site backup of its systems, procedures, and Books and Records as FNWL may reasonably request. McCamish shall maintain at all times during the Term a disaster recovery capability materially consistent with that currently maintained by McCamish.

            7.10 Insurance Coverage. McCamish shall use its reasonable efforts to continue in effect the insurance coverages described in Exhibit G attached hereto provided that such coverage is available from a domestic insurance carrier at a reasonable cost to McCamish. McCamish shall not voluntarily cause any termination, reduction, or alteration of these coverages without thirty (30) days prior written notice to FNWL.

SECTION 8 TERMINATION OF AGREEMENT.

            8.01 By Mutual Agreement. This Agreement may be terminated or amended by mutual written agreement of the parties at any time.

            8.02 By Non-Renewal. At least one hundred and eighty (180) days prior to the end of the Initial Term and any Additional Term hereof, either party may give the other notice if the party delivering such notice desires to change any term of the Agreement. If McCamish and FNWL do not agree in writing with respect to the matters described in such notice before the end of the Term during which McCamish gives such notice, this Agreement shall terminate at the end of such Term.

            8.03 For Cause. If either of the parties hereto shall materially breach this Agreement or be materially in default hereunder (the Defaulting Party), the other party hereto may give written notice thereof


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

to the Defaulting Party and if such default or breach shall not have been remedied within thirty (30) days after such written notice is given, then the party giving such written notice may terminate this Agreement by giving thirty
(30) days written notice of such termination to the Defaulting Party. Termination of this Agreement by default or breach by a party shall not constitute a waiver of any rights of the other party in reference to services performed prior to such termination, rights to be reimbursed for out-of-pocket expenditures or any other rights such other party might have under this Agreement at law, in equity or otherwise.

SECTION 9 ASSIGNMENT.

            9.01 Assignment by FNWL. FNWL shall not, directly or indirectly, in whole or in part, assign any of its rights or obligations hereunder without the prior written consent of McCamish, which consent shall not be unreasonably withheld.

            9.02 Assignment by McCamish. McCamish shall not directly or indirectly, in whole or in part, delegate its duties or assign its rights under this Agreement without the prior written consent of FNWL, which consent shall not be unreasonably withheld.

SECTION 10 MISCELLANEOUS.

            10.01 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, without giving effect to the principles of conflicts of laws thereof.

            10.02 Notices. Any notice, consent, approval or other communication required or permitted hereunder shall be in writing and shall be delivered personally, or sent by facsimile transmission, overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:

            (a) If to McCamish:

                               McCamish Systems, L.L.C.
                               6425 Powers Ferry Road


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

                               Third Floor
                               Atlanta, GA  30339
                               Attention:  Vice Chairman
                               Facsimile Number:  (770) 690-1800

            (b) If to FNWL:

                               Farmers New World Life Insurance Company
                               3003 - 77th Avenue S.E.
                               Mercer Island, WA  98040
                               Attention: President
                               Facsimile Number:  (xxx) xxx-xxxx

            Any such notice shall be deemed given when so delivered (in the case of personal delivery or overnight courier service) or sent by facsimile transmission or, if mailed, upon receipt as evidenced by the return receipt. If the address of any party hereunto is changed, written notice of such change shall be given to the other party, in accordance with this Section, and said new address shall be used for purposes of this Agreement.

            10.03 Entire Agreement. This Agreement, the Exhibits which are attached hereto and made a part hereof, and the documents executed pursuant hereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and no representation, warranty, covenant or agreement not embodied herein or therein, oral or otherwise, shall be of any force or effect whatsoever with respect to the subject matter hereof or thereof. Further, no change, amendment or modification of this Agreement shall be effective unless in writing and signed by both parties hereto.

            10.04 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            10.05 Severability. In the event any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality


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or unenforceability shall not affect any other provision of this Agreement.

            10.06 No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

            10.07 Headings. The Section headings of this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

            10.08 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which will constitute one and the same document.

            10.09 Waiver.

            (a) A waiver of any default or breach hereunder granted by any party hereto shall not constitute a waiver by such party of any other default or breach or a waiver by such party of the same default or breach at a later time. Further, to be effective, any such waiver must be in writing and be signed by the party granting such waiver.

            (b) Subject to the last sentence of Section 10.09(a), the forbearance or neglect by FNWL or McCamish to insist upon strict compliance with any of the provision of this Agreement, or to declare a forfeiture or termination, shall not be construed as a waiver of any right or privilege hereunder. No waiver of any right or privilege arising from any default or failure of performance hereunder shall affect the rights or privileges of either party in the event of a further default or failure of performance hereunder.

            10.10 Construction. All parties hereto have participated, directly or indirectly, in the negotiations and preparation of this Agreement. In no event shall this Agreement be construed more or less stringently against any party hereto by reason of either party being construed as the principal drafting party hereto.

            10.11 Taxes. All sales, use, excise or other similar taxes or duties which may be or become payable on account of goods or services provided hereunder shall be payable by FNWL to McCamish Systems upon the receipt by FNWL of McCamish Systems' invoice therefor. In lieu of paying such taxes, FNWL may provide McCamish Systems with a tax exemption certificate acceptable in form and substance to the appropriate taxing authorities.

            10.12 Software Escrow Agreement. As soon as is practicable after the execution of this Agreement, (i) the parties hereto shall execute and deliver an Escrow Agreement substantially in the form of Exhibit H attached hereto and made a part hereof (the "Escrow Agreement") for the purpose of protecting FNWL in the event of a breach of this Agreement by McCamish or the termination of this Agreement by FNWL for Cause, pursuant to Section 8 hereof, prior to the end of the Term; and (ii) upon execution of the Escrow Agreement by all parties thereto, McCamish shall deposit with the Escrow Agent a copy of the Software to be held in accordance with the terms and conditions of the Escrow Agreement.

            10.13 Software License in Escrow As soon as is practicable after execution of the Escrow Agreement, the parties hereto shall execute and deliver to the Escrow Agent, to be held in accordance with the terms and conditions of the Escrow Agreement, a License Agreement substantially in the form of Exhibit I attached hereto and made a part hereof (the "License Agreement"), which shall provide that in the event the Software shall be released by the Escrow Agent to FNWL, upon the occurrence of a Release Event (as defined in the Escrow Agreement), but only in such event, McCamish grants to FNWL, effective upon receipt of the Software from the Escrow Agent, a license to use the Software (and such modifications, enhancements, improvements, updates, corrections or changes as FNWL shall elect to make to the Software) (the "Software License") for a period of twenty-four months following the termination of this Agreement, solely on the terms and conditions of the License Agreement. At the expiration of the license term, the FNWL shall have no further rights with respect to the Software.

            10.14 Force Majeure Neither party shall be in default of this Agreement to the extent that the performance of its obligations under this Agreement is delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, strike, riot, act of war, restricting legislation, embargo, blockade, work stoppage, or any other like cause beyond the control of such party, provided that such causes shall not relieve FNWL of its payment obligations as set forth in Sections 3 and 4 (except that FNWL shall not be required to make payment for services not rendered by reason of such a force majeure condition).

SECTION 11 YEAR 2000 COMPLIANCE.

McCamish hereby represents and warrants that the VPAS(R) Life Administration System software is Year 2000 Compliant. For these purposes, Year 2000 Compliant is defined to mean that this software:

                        uses date data century recognition, and as appropriate, same century and multi-century formulas and date values in each instance for all calculations for which a date is used;

                        will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century; and otherwise conforms with the current industry standards in order that it will fully perform without any errors or other problems due to the year being greater than 1999;

                        will correctly manage and manipulate data involving dates, including, but not limited to: single-century formulas and multi-century formulas, century recognition and calculations that accommodate same century and multi-century formulas, comparing and sequencing, and leap year calculations; and will operate without any time or Year 2000 related defects or abnormalities; and

                        to the extent that the software will accept data from other systems and sources that are not Year 2000 Compliant, the software will properly recognize, calculate, sort, store output, and otherwise process such data in a manner that eliminates any century ambiguity so that the software remains Year 2000 Compliant.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized partners and officers, all as of the date first above written.

McCamish Systems, L.L.C.               Farmers New World Life Insurance Company



By:                                    By:
  ----------------------------            --------------------------------------
J. Gordon Beckham, Jr.                 Name:
Vice Chairman                               ------------------------------------
                                       Title:
                                             -----------------------------------

                                    EXHIBIT C

                              PERFORMANCE CRITERIA

1. McCamish shall discharge its duties hereunder in a manner that is consistent with insurance industry practices.

2. Performance with respect to Policy/Annuity Contract Administration Services shall include the following:

            (a) McCamish will electronically, or by hard copy or both as periodically agreed upon by FNWL and McCamish, provide FNWL with copies of all policy/contract owner and agent/broker reports, letters and other correspondence on an agreed upon basis;

            (b) Calculation of policy/contract values, dividends, earnings, distributions, and commissions will be made in accordance with procedures agreed to by FNWL and McCamish and will not be changed without prior approval by FNWL;

            (c) Specimens of each policy/contract owner and agent/broker report referenced in Exhibit A- Policy Administration Services and Exhibit B - Annuity Contract Administration Services will be provided to FNWL and changes to existing report formats or development of new reports will be provided to FNWL for approval prior to use;

            (d) Calculation of settlements including but not limited to loans, death proceeds, withdrawals and surrenders will be done in accordance with procedures agreed to by FNWL, and will be sent to FNWL within three working days following receipt by McCamish of all required documentation.

3. Performance with respect to financial reporting shall include the following:

            (a) McCamish will deliver financial reports within five working days following the accounting

                                    EXHIBIT C

                              PERFORMANCE CRITERIA

                        close, as agreed to by FNWL and McCamish;

            (b) McCamish will maintain financial records in accordance with procedures agreed to by FNWL and McCamish and will not change procedures without prior approval by FNWL.

5. FNWL and McCamish may mutually agree, from time to time, to modifications of the administrative services and/or performance criteria or to additional administrative services and/or performance criteria.

                                    EXHIBIT D


           ANNUAL FEE SCHEDULE FOR VARIABLE UNIVERSAL LIFE POLICY AND
                    VARIABLE ANNUITY CONTRACT ADMINISTRATION

McCamish is due the greater of the Annual Processing Fees or the Minimum Annual Fee.


--------------------------------------------------------------------------------
Annual Processing Fees                                           Third Party
                                                                 Administration
--------------------------------------------------------------------------------
Policy/Contract Issue Fee Per Policy/Contract                            $30.00
--------------------------------------------------------------------------------
Variable Universal Life
Policy Administration Fee per Policy
--------------------------------------------------------------------------------
   From 0 -10,000 Policies                                               $54.00
--------------------------------------------------------------------------------
   From 10,001 - 20,000 Policies                                         $48.00
--------------------------------------------------------------------------------
   From 20,001 - 50,000 Policies                                         $45.00
--------------------------------------------------------------------------------
   From 50,001 - 100,000 Policies                                        $42.00
--------------------------------------------------------------------------------
   Above 100,000 Policies                                                $40.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Variable Annuity
Policy Administration Fee per Contract
--------------------------------------------------------------------------------
   From 0 - 10,000 Policies                                              $48.00
--------------------------------------------------------------------------------
   From 10,001 - 20,000 Policies                                         $45.00
--------------------------------------------------------------------------------
   From 20,001 - 50,000 Policies                                         $42.00
--------------------------------------------------------------------------------
   From 50,001 - 100,000 Policies                                        $40.00
--------------------------------------------------------------------------------
   Above 100,000 Policies                                                $38.00
--------------------------------------------------------------------------------

                                    EXHIBIT D


           ANNUAL FEE SCHEDULE FOR VARIABLE UNIVERSAL LIFE POLICY AND
                    VARIABLE ANNUITY CONTRACT ADMINISTRATION


----------------------------------------------------------------
MINIMUM ANNUAL FEE                               THIRD PARTY
                                                 ADMINISTRATION
----------------------------------------------------------------
Contract Year 1                                        $300,000
----------------------------------------------------------------
Contract Year 2                                        $340,000
----------------------------------------------------------------
Contract Year 3                                        $380,000
----------------------------------------------------------------
Contract Year 4                                        $420,000
----------------------------------------------------------------
Contract Year 5 & beyond                             $480,000 *
----------------------------------------------------------------

  * Inflation Adjusted

                                    EXHIBIT D


           MONTHLY FEE SCHEDULE FOR VARIABLE UNIVERSAL LIFE POLICY AND
                    VARIABLE ANNUITY CONTRACT ADMINISTRATION
                            BASE ADMINISTRATION FEES

The TPA fees are broken into several categories.

Base Administration Fees are banded based on the number of policies in force. The Fees are as follows:

--------------------------------------------------------------------------------
REGISTERED VARIABLE UNIVERSAL LIFE

--------------------------------------------------------------------------------
Monthly Processing Fees per Policy
--------------------------------------------------------------------------------
   From 0 -10,000 Policies                                             $4.50
--------------------------------------------------------------------------------
   From 10,001 - 20,000 Policies                                       $4.00
--------------------------------------------------------------------------------
   From 20,001 - 50,000 Policies                                       $3.75
--------------------------------------------------------------------------------
   From 50,001 - 100,000 Policies                                      $3.50
--------------------------------------------------------------------------------
   Above 100,000 Policies                                              $3.35


--------------------------------------------------------------------------------
REGISTERED VARIABLE ANNUITY
--------------------------------------------------------------------------------
Monthly Processing Fee per Contract
--------------------------------------------------------------------------------
   From 0 - 10,000 Policies                                            $4.00
--------------------------------------------------------------------------------
   From 10,001 - 20,000 Policies                                       $3.75
--------------------------------------------------------------------------------
   From 20,001 - 50,000 Policies                                       $3.50
--------------------------------------------------------------------------------
   From 50,001 - 100,000 Policies                                      $3.35
--------------------------------------------------------------------------------
   Above 100,000 Policies                                              $3.20
--------------------------------------------------------------------------------


The total fee charged each month will be the maximum of the Minimum Monthly Fee or the sum of the Base Administration Fee and the included Function Specific Fees.

--------------------------------------------------------------------------------
MINIMUM FEES PER CONTRACT YEAR                                     Monthly Fee
--------------------------------------------------------------------------------
Contract Year 1                                                          $25,000
--------------------------------------------------------------------------------
Contract Year 2                                                          $28,300
--------------------------------------------------------------------------------
Contract Year 3                                                          $31,700
--------------------------------------------------------------------------------
Contract Year 4                                                          $35,000
--------------------------------------------------------------------------------
Contract Year 5 & beyond                                               $40,000 *
--------------------------------------------------------------------------------

* Inflation Adjusted

                                    EXHIBIT D


               FEE SCHEDULE FOR VARIABLE UNIVERSAL LIFE POLICY AND
                    VARIABLE ANNUITY CONTRACT ADMINISTRATION
                             FUNCTION SPECIFIC FEES

In addition to the Base Administration Fees, the Function Specific Fees are listed below:

-------------------------------------------------------------------------------------------------
POLICY/CONTRACT REPORTING FEES                                                                FEE

-------------------------------------------------------------------------------------------------
    Additional Copies Fee - The Base Administration Fee provides                            $5.00
    copies of each policy owner report to the owner and servicing agent.
    This is the charge per policy for each copy in excess of the Base.
-------------------------------------------------------------------------------------------------
    Benefit Statement Frequency Fee - The Base Administration Fee                           $5.00
    provides Benefit Statements on a quarterly basis.  This is the charge per policy for each mailing in excess of four per year.
-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------
POLICY/CONTRACT ISSUE RELATED FEES (PER POLICY ISSUED)                                        FEE

-------------------------------------------------------------------------------------------------
    Application Data Entry Fee - The Base Administration Fee                               $15.00
    includes processing electronic census data.  This fee covers the expense of manually capturing and entering the application data.
-------------------------------------------------------------------------------------------------
    Policy Page Reporting Fee - This is the fee per policy issued                          $15.00
    for printing, assembling and distributing the policy page kits in excess of one per policy.
-------------------------------------------------------------------------------------------------

                                    EXHIBIT D


               FEE SCHEDULE FOR VARIABLE UNIVERSAL LIFE POLICY AND
                    VARIABLE ANNUITY CONTRACT ADMINISTRATION
                             FUNCTION SPECIFIC FEES

--------------------------------------------------------------------------------------------------------
FUND RELATED FEES                                                                                    FEE

--------------------------------------------------------------------------------------------------------
                                                                                     If Customer sends
    For each fund MSLLC is required to value, MSLLC will, on fund                    AUV on paper,
    valuation days and upon receipt of the Net Asset Value (NAV) or                  $1.50 per fund, per
    Asset Unit Value (AUV):  (i)  Compute mortality & expense charge;                day additional
    (ii) Compute Unit Value; (iii) Update the Price Table; (iv) Create               charge. If
    accounting journal entries.                                                      Customer sends
                                                                                     AUV
                                                                                     electronically, no
                                                                                     additional charge.
                                                                                     If Customer sends
                                                                                     NAV on paper,
                                                                                     $1.50 per fund, per
                                                                                     day additional
                                                                                     charge. If
                                                                                     Customer sends
                                                                                     NAV
                                                                                     electronically, no
                                                                                     additional charge.
                                                                                     If MSLLC
                                                                                     calculates AUV,
                                                                                     $1.00 per fund, per
                                                                                     day additional
                                                                                     charge.
--------------------------------------------------------------------------------------------------------
    Fund Trading Advice - The Base Administration Fee includes                                     $2.50
    producing an electronic feed of fund
    trading activity to the entity to the fund
    administration provider.  This is the fee
    per Fund Manager for each day a fund is
    traded for providing manual advice of
    trading activity.
--------------------------------------------------------------------------------------------------------
    Price Correction Fee - The Base Administration Fee provides                         Time & Materials
    for price correction related Undo/Redo
    processing once per month for each fund. If a fund has more than one price correction per month that requires Undo/Redo processing, this work will be performed on a Time & Materials basis in excess of the Minimum Monthly
    Charge.
--------------------------------------------------------------------------------------------------------

                                    EXHIBIT D


               FEE SCHEDULE FOR VARIABLE UNIVERSAL LIFE POLICY AND
                    VARIABLE ANNUITY CONTRACT ADMINISTRATION

FUNCTION SPECIFIC FEES

------------------------------------------------------------------------------------------------------------------
POLICY/CONTRACT ASSET RELATED SERVICES                                                                         FEE

------------------------------------------------------------------------------------------------------------------
    Perform the following policy asset related services: (i) Process                           Limit 1 per policy,
    rebalance of assets; (ii) Process transfer of assets; (iii) Process                        per month. If over
    reallocation of assets; (iv) Process dollar cost averaging of assets; (v)                  - $5 per policy, per
    Process change in investment allocations; (vi) Create accounting                           transaction.
    journal entries.
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
FINANCIAL REPORTING FEES                                                                                       FEE

------------------------------------------------------------------------------------------------------------------
    Base administration fee provides electronic data feed for periodic                         $5.00 per report
    insurance carrier financial reporting.  This is the charge for printed copies.
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
STANDARD DATA INTERFACES COVERED BY BASE FEE                                                                   FEE

------------------------------------------------------------------------------------------------------------------
    Provide Customer with a standard data interface for which the                              $25 per occurrence
    operational support is covered by the base fee for the following: (i)                      for processing
    Accounting; (ii) Commissions; (iii) Valuation; (iv) Trades; and (v)                        additional
    Reinsurance for Variable Universal Life Policies and Tax Reporting                         interfaces.
    for Variable Annuity Contracts.
------------------------------------------------------------------------------------------------------------------
    Accept standard data interface from the Customer for Pricing (Unit                         $25 per occurrence
    Value or Share Price for Unit Value Calculation).                                          for processing
                                                                                               additional
                                                                                               interfaces.
------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT D


               FEE SCHEDULE FOR VARIABLE UNIVERSAL LIFE POLICY AND
                    VARIABLE ANNUITY CONTRACT ADMINISTRATION
                             FUNCTION SPECIFIC FEES
                             ADDITIONAL FEE SCHEDULE

------------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT RECONCILIATION FEE                                                                            FEE

------------------------------------------------------------------------------------------------------------------
    Separate Account Reconciliation Fee - This is the fee per month                                        $250.00
    for each fund for which McCamish Systems performs reconciliation to the Separate Account records.
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
VPAS(R) AGENT COMPENSATION SYSTEM                                                                              FEE

------------------------------------------------------------------------------------------------------------------
    For periodic Broker/Dealer payment cycle processing, MSLLC will                            Flat Charge:
    (i) compute commission payments; (ii) produce summary reports or                           $1,000 per pay
    electronic data feed to Broker/Dealer; (iii) Create journal entries.                       cycle.
------------------------------------------------------------------------------------------------------------------
    For periodic commission payment processing, MSLLC will (i)                                 Flat charge: $1,000
    Compute commission payments; (ii) Produce agent level commission                           per  cycle, plus
    statements and reports; (iii) Produce disbursement requests; (iv)                          $2.00 per agent,
    Create journal entries;                                                                    per pay cycle.
------------------------------------------------------------------------------------------------------------------
    Create checks or wire transfers.                                                           $2.50  per check or
                                                                                               wire transfer.
------------------------------------------------------------------------------------------------------------------
    1099 Preparation-Electronic transmission to IRS.                                           $2.50 per 1099 for
                                                                                               paper copy.
                                                                                               Electronic
                                                                                               transmission, no
                                                                                               additional charge.
------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT D


          FEE SCHEDULE FOR VARIABLE UNIVERSAL LIFE POLICY AND VARIABLE
                         ANNUITY CONTRACT ADMINISTRATION
                             FUNCTION SPECIFIC FEES
                             ADDITIONAL FEE SCHEDULE

------------------------------------------------------------------------------------------------------------------
REMOTE ACCESS SUBJECT TO SECURITY AUTHORIZATION                                                                FEE

------------------------------------------------------------------------------------------------------------------
    Wide Area Network access from designated Customer                                    Customer is responsible
    office(s), providing inquiry and report request capability.                          for cost of acquisition,
                                                                                         installation and
                                                                                         maintenance of any
                                                                                         hardware, software and
                                                                                         telecommunication lines
                                                                                         required for remote
                                                                                         system connectivity.
------------------------------------------------------------------------------------------------------------------
    Dial In access by Customer employees, providing inquiry                              Customer is responsible
    access, and by designated agents/brokers, providing policy                           for cost of acquisition,
    inquiry and report request capability.                                               installation and
                                                                                         maintenance of any
                                                                                         hardware, software and
                                                                                         telecommunication lines
                                                                                         required for remote
                                                                                         system connectivity.
------------------------------------------------------------------------------------------------------------------
    Internet access by Customer employees, designated                                    Monthly access charge
    agents/brokers and policy owners, providing policy inquiry                           of $150 plus a per
    and report request capability.                                                       kilobyte charge for
                                                                                         Customer's actual band
                                                                                         width usage. Charges per
                                                                                         kilobyte are subject to
                                                                                         change consistent with
                                                                                         any increase or decrease
                                                                                         in rates charged by
                                                                                         Internet Service
                                                                                         Provider.
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
    Internet access by Customer employees providing file transfer                        Monthly access charge
    capability.                                                                          of $150 plus a per
                                                                                         kilobyte charge for
                                                                                         Customer's actual band
                                                                                         width usage. Charges per
                                                                                         kilobyte are subject to
                                                                                         change consistent with
                                                                                         any increase or decrease
                                                                                         in rates charged by
                                                                                         Internet Service
                                                                                         Provider. Monthly
                                                                                         access charge will be
                                                                                         waived if Customer is
                                                                                         using Internet access for
                                                                                         policy inquiry or report
                                                                                         requests.
------------------------------------------------------------------------------------------------------------------
    Interactive Voice Response access by agents/brokers and                              Included in base fee.
    policy owners, providing policy inquiry and report request capability.
------------------------------------------------------------------------------------------------------------------


          FEE SCHEDULE FOR VARIABLE UNIVERSAL LIFE POLICY AND VARIABLE
                         ANNUITY CONTRACT ADMINISTRATION
                             FUNCTION SPECIFIC FEES
                             ADDITIONAL FEE SCHEDULE

------------------------------------------------------------------------------------------------------------------
AFTER HOURS FUNCTIONS                                                                                          FEE

------------------------------------------------------------------------------------------------------------------
    Processing of one standard cycle per day.                                                     Any additional
                                                                                                  cycle processing
                                                                                                  billed at T&M
                                                                                                  rates.
------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT E

                                    PRODUCTS

To be determined.

                                   EXHIBIT F

                        SCHEDULE OF AUTHORIZED PERSONNEL

     The following individuals are authorized to give instructions or direction to McCamish with respect to matters arising in connection with the servicing to be performed under this Agreement:

            Authorized Individual Name
            Authorized Individual Name

                                   EXHIBIT G

                               INSURANCE COVERAGE


McCamish will maintain the following coverages during the term of this
Agreement:

            Worker's Compensation at statutory limits;

            Employers Liability, with $500,000 limit of liability;

            Commercial General Liability including Products - Completed
                        Operations coverage with Broad Form Contractual coverage with the following limits of liability:

                        with a combined single limit of $1,000,000 for Bodily Injury and Property Damage;

                                    (ii)  $1,000,000 limit of liability for
                                    Aggregate Products-Completed Operations and
                                    Property Damages; and

                        $1,000,000 General Aggregate;

            Automobile Liability, with a combined single limit of liability of
                        $1,000,000/accident;

            Crime Insurance policy with limits of $5,000,000;

            Errors and Omissions policy with limits of $5,000,000

            (g) Umbrella/Excess Liability insurance with a $4,000,000 limit of liability.

                                   EXHIBIT H

                           SOFTWARE ESCROW AGREEMENT


            THIS SOFTWARE ESCROW AGREEMENT is entered into as of the 1st day of Month, Year, by and among McCamish Systems, L.L.C., a Georgia limited liability corporation (hereinafter referred to as "McCamish"), Company Complete Name, a Stock/Mutual company registered under the laws of the State of _______ (hereinafter referred to as "Company") and Fort Knox Escrow Services, Inc., a Georgia corporation (hereinafter referred to as "Escrow Agent").

            WHEREAS, McCamish and Company are parties to that certain Remote Processing Agreement, dated as of __________, (the "Remote Processing Agreement"), pursuant to which McCamish agreed to provide certain corporate life remote processing services specified therein with respect to the Policies (as defined in the Master Remote Processing Agreement); and

            WHEREAS, McCamish or its agents may utilize the Software
(defined below) in the discharge of their obligations owing to Company under the Master Remote Processing Agreement; and

            WHEREAS, for the Term of the Master Remote Processing Agreement, the uninterrupted availability, maintenance and support of the Software is critical to Company in the conduct of its business; and

            WHEREAS, the parties hereto desire that the Escrow Agent hold, administer and dispose of certain forms of computer software, certain computer systems documentation, and certain computer data in accordance with the terms and conditions of this Agreement,

            NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained herein, the parties hereto agree as follows:

SECTION 1 DEFINITIONS.

            As used in this Agreement, the following terms shall have the meaning set forth:

            1.01 Software. "Software" means VPAS(R) Life, a group of computer programs and associated database dictionaries utilized by McCamish in the discharge of McCamish's obligations under the Master Remote Processing Agreement; provided, however, that Software shall not include any computer software

                                   EXHIBIT H

                           SOFTWARE ESCROW AGREEMENT


programs which are licensed by McCamish from third-parties.

            1.04 Software License Agreement. "Software License Agreement" means the nonexclusive license executed and delivered by the parties hereto, granting by McCamish to Company, upon the occurrence of a Release Event (as hereinafter defined), a limited right to use the Software for the sole and exclusive purpose of performing the Remote Processing Services with respect to the Policies.

            1.05 Deposit Copies. "Deposit Copies" means the specific items to be deposited in escrow by McCamish. "Deposit Copy" shall mean any one of the Deposit Copies. Deposit Copy shall include (i) the source code form of the Software, (ii) all documentation and procedure manuals used by McCamish to operate the Software, (iii) documentation which would enable Company to execute the Software on a computer, which will include instructions for restoring the Software, documentation manuals, and procedure manuals from the escrow media, and (iv) a list of all third-party software and hardware used by McCamish to operate the Software.

SECTION 2 ACCEPTANCE OF ESCROW.

            The Escrow Agent is hereby appointed escrow agent to hold, administer and dispose of the copies described in SECTION 4 hereof and the Escrow Agent hereby accepts such appointment.

SECTION 3 ESCROW ACCOUNT.

            The Escrow Agent shall hold and administer the Deposit Copies in escrow (the "Escrow Account") in accordance with the terms and conditions hereof. The Escrow Agent shall accept the deposit of the Deposit Copies and shall acknowledge the deposit by giving written notice of deposit to Company. Upon its receipt and acceptance of the Deposit Copies, the Escrow Agent shall place the same in its media vault located at 2100 Norcross Parkway, Suite 150 Norcross Ga. (the "Media Vault") and shall not disclose, use, copy, convey or otherwise transfer the Deposit Copies, except in accordance with the provisions of this Agreement.

SECTION 4 DEPOSITS.

                                   EXHIBIT H

                           SOFTWARE ESCROW AGREEMENT


            4.1 Initial Deposit. Within thirty (30) days after the execution of this Agreement, McCamish shall deposit with the Escrow Agent for the account of Company one (1) copy of the Deposit Copy.

            4.2 Subsequent Deposits. Monthly, during the Term, McCamish shall deposit with the Escrow Agent, to be held in accordance with the terms and conditions of this Agreement, one up-to-date copy of the Deposit Copy and shall give written notice to Company that such deposit has been made. Upon its receipt and acceptance of such deposit, the Escrow Agent shall place the same in the Media Vault and shall not disclose, use, copy, convey or otherwise transfer the updated Deposit Copy, except in accordance with the provisions of this Agreement. Upon the Escrow Agent's acceptance of such deposit, the updated Deposit Copies shall be subject to all provisions of this Agreement.

            4.3. No Transfer of Title to Deposit Copies. Simultaneous with the deposit of any Deposit Copy, the Escrow Agent shall be vested with the right to process, utilize and transfer such Deposit Copy, subject to the terms and conditions set forth herein. The Escrow Agent shall not be vested with any ownership rights or title to the Deposit Copies.

SECTION 5 ADMINISTRATION OF ESCROW ACCOUNT.

             5.1 Standard of Care. The Escrow Agent shall exercise a professional standard of care in carrying out the terms of this Agreement. The Escrow Agent shall take no action in connection with or relating to this Agreement and the Deposit Copies hereunder, except upon written notice of instruction from Company. The Escrow Agent shall not be responsible for failure to fulfill its obligations under this Agreement due to causes beyond its control, nor shall the Escrow Agent assume any obligation or liability for any transaction between McCamish and Company other than its obligations, as escrow agent, with respect to the Deposit Copies hereunder.

            5.2 Limitations of Duty of the Escrow Agent. The Escrow Agent is acting as a bailee hereunder and shall not be under any duty to give the Deposit Copies held hereunder any greater degree of care than it gives its own similar property. Fort Knox shall have no obligation to verify the accuracy or completeness of any deposit materials. In addition, the Escrow Agent shall use its reasonable efforts to protect against environmental deterioration of the Deposit Copies as a result of its being stored in accordance with the terms hereof; provided, however, that the Escrow Agent shall not be required to

                                   EXHIBIT H

                           SOFTWARE ESCROW AGREEMENT


handle the Deposit Copies in a manner that differs materially from the manner in which it handles similar media for customers receiving services substantially similar to those being provided under this Agreement. The Escrow Agent may act in reliance upon any instruction, instrument or signature believed by it to be genuine and may assume that any person purporting to give any writing, notice, request, advice or instruction in connection with or relating to this Agreement has been duly authorized to do so. The Escrow Agent and its officers, directors, associates and employees shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by their willful misconduct or gross negligence. Any liability of Fort Knox, regardless of the reason shall be limited to the fees exchanged under this agreement. The Escrow Agent shall not be liable for special, indirect, incidental or consequential damages hereunder. This Agreement shall constitute notice to any person or entity who shall acquire a right of access to the Deposit Copies that the Escrow Agent's duty is limited as set forth herein.

            5.3 Indemnification of Escrow Agent. McCamish and Company, jointly and severally, shall defend, indemnify and hold harmless the Escrow Agent from and against all claims, actions and suits, whether in contract or in tort, and from and against any and all liabilities, losses, damages, costs, charges, penalties, counsel fees and other expenses of any nature (including, without limitation, reasonable attorneys fees and expenses and settlement costs) incurred by the Escrow Agent as a result of performance of this Agreement except to the extent they result from the Escrow Agent's gross negligence or willful misconduct.

            5.4 Escrow Agent Non-disclosure Obligations. Except as provided in this Agreement, the Escrow Agent shall not divulge, disclose, otherwise make available to third parties, or make any use whatsoever of the Deposit Copies, or of any information provided to it by McCamish or Company in connection with this Agreement, without the express prior written consent of McCamish and Company. This obligation will continue indefinitely notwithstanding termination of this Agreement.

            5.5 Copying of Deposit Copies. The Escrow Agent shall make copies of the Deposit Copies only as necessary to preserve and safely store the Deposit Copies and to provide copies thereof, as authorized herein, to Company. The Escrow Agent shall reproduce on all copies of the Deposit Copies made by the Escrow Agent any proprietary or confidentiality notices contained in the Deposit Copies originally deposited with it by McCamish.

                                   EXHIBIT H

                           SOFTWARE ESCROW AGREEMENT


            5.6 Inspection of Escrow Account. The Escrow Agent shall keep records of its activities undertaken and materials prepared pursuant to this Agreement. During the term of this Agreement, McCamish and Company shall be entitled at reasonable times, during normal business hours and upon reasonable notice to the Escrow Agent, (i) to inspect the records of the Escrow Agent with respect to this Agreement and the Escrow Agent's performance hereunder; and (ii) to inspect at the facilities designated by the Escrow Agent, accompanied by a designated employee of the Escrow Agent, the physical status and condition of the Deposit Copies.

            5.7 Verification of Deposit Copies.

                  (a) Requested Verification. If requested by Company, the Escrow Agent or its designee shall, at Company's sole cost and expense, verify the Deposit Copies for accuracy, completeness and sufficiency and issue the results of such verification in writing to Company. The Escrow Agent shall issue a copy of the verification results to McCamish. The Escrow Agent shall be prohibited from appointing a designee to perform the verification procedures set forth in this SECTION 5.7(a) unless such designee agrees in writing to be bound by the terms and conditions of this Agreement. For purposes of this SECTION 5.7(a), Revision Labs is expressly approved as designee of the Escrow Agent. In the event the Escrow Agent shall desire to utilize the services of any other designee, it shall obtain the prior written approval of Company as to the identity of such designee, which approval shall not be unreasonably withheld or delayed.

                  (b) Verification Support. The Escrow Agent or its designee shall have the right, upon not less than thirty (30) days' notice, to use the facilities of McCamish, for a charge of $2,000 per day to Company, including without limitation McCamish's computer systems, to verify the Deposit Copies, but only in the presence of, and with the assistance of, McCamish's Director of Data Processing or such other person as designated by McCamish. McCamish shall make available any technical and support personnel reasonably necessary for the Company to perform verification of the Deposit Copies. Company shall reimburse McCamish for any out-of-pocket expenses incurred. Company agrees that such use of McCamish's facilities shall be limited to once every twelve (12) months and shall not interfere with McCamish's performance of the Remote Processing Services.

                  (c) Release of Other Information. Upon request by Company and upon notice to

                                   EXHIBIT H

                           SOFTWARE ESCROW AGREEMENT


McCamish, the Escrow Agent shall release to Company information pertaining to directory lists and/or table of contents of computer media, manuals, schematics and manufacturing documents in respect of the Deposit Copies.

                  (d) Observation. If requested by Company, McCamish shall permit one employee of Company to be present to observe the compilation or other verification of the Deposit Copies by the Escrow Agent.

            5.8 Compliance with Laws. Each party hereto shall comply with all Federal, state, county and local laws, ordinances, regulations and codes applicable to the performance of this Agreement.

            5.9 Return of Superseded Deposit Copies. Whenever an updated copy of the Deposit Copy is deposited with the Escrow Agent, the Escrow Agent shall return to McCamish all superseded copies of the Deposit Copy except for (i) the most recently deposited updated copy; (ii) the copy immediately preceding such updated copy; and (iii) the most recent copy for which verification pursuant to
SECTION 5.7 has been performed, each such returned copy to be free and clear of this Agreement.

SECTION 6 RELEASE OF DEPOSIT COPIES FROM ESCROW AGENT.

            6.1 Release Event. A Release Event is defined as a breach of the Master Remote Processing Agreement by McCamish pursuant to SECTION 8.04 thereof and failure to cure such breach within the applicable cure period specified in the Master Remote Processing Agreement.

            6.2 Release of Deposit Copies and Software License. Company shall deliver to the Escrow Agent and McCamish a written statement signed by a partner or director of Company stating that a Release Event has occurred and that copies of the statement were deposited postage prepaid in the United States Mail, registered or certified, return receipt requested, addressed to McCamish at its last known address (a "Release Notice"). Such Release Notice shall, as between Company and the Escrow Agent, be conclusive and dispositive evidence of the occurrence of a Release Event. The Escrow Agent shall promptly, within two (2) business days after receipt of such Release Notice from Company, deliver the Deposit Copies and the Software License Agreement (as defined below) to Company. During any period of time in which the Deposit Copies are in the possession of Company, the Deposit Copies shall be

                                   EXHIBIT H

                           SOFTWARE ESCROW AGREEMENT


subject to, and maintained by Company in accordance with, (i) the terms of this Agreement, and (ii) the terms and conditions of the Software System License Agreement.

            If the Escrow Agent shall transfer to Company the nonexclusive rights to the Software which have been vested in the Escrow Agent hereunder, the Escrow Agent's obligations hereunder with respect to the Deposit Copies shall terminate. The Escrow Agent shall not release the Deposit Copies to McCamish, except upon expiration of the Term or upon termination of the Master Remote Processing Agreement.

            6.3 Release Event Dispute. McCamish and Company agree that Company will be irreparably damaged if the Escrow Agent fails to release the Deposit Copies to Company upon receipt of a Release Notice from Company. Therefore, even if McCamish disputes the occurrence of the event(s) described in a Release Notice, the Escrow Agent shall nevertheless promptly deliver the Deposit Copies to Company. In the event Company shall cause the Deposit Copies to be improperly released from escrow, McCamish shall have the right to seek damages and injunctive relief requiring Company to return any and all Deposit Copies to McCamish and to cease and desist any and all use of the Deposit Copies. Subject to the foregoing, all parties hereto reserve all other rights they may have to prosecute or contest the claim for damages and injunctive relief and hereby reserve all other legal and equitable rights and remedies they may have.

SECTION 7 SOFTWARE LICENSE AGREEMENT.

            7.1 Software License Agreement. Contemporaneously with the execution of this Agreement, the parties hereto shall execute and deliver the Software License Agreement to the Escrow Agent to be held in accordance with the terms hereof.

            7.2 License. If the Deposit Copies are released from the Escrow Account to Company by the Escrow Agent in accordance with the terms and conditions hereof, McCamish shall grant Company a license for the use by Company of the Deposit Copies and any modifications, updates, corrections or enhancements thereof made by or for Company, only upon and subject to the terms and condition of the Software License Agreement.

                                   EXHIBIT H

                           SOFTWARE ESCROW AGREEMENT


SECTION 8 REPRESENTATIONS AND WARRANTIES.

            8.1 Representations and Warranties of McCamish. McCamish represents and warrants to Company and the Escrow Agent as follows:

                  (a) Software. (i) The initial and subsequent deposit of copies of the Software constitute accurate copies of the Software; (ii) the Deposit Copies deposited in the Escrow Account at any given time in the future shall correspond to the most recent release, modification or revision to the Software as of the date of deposit; and (iii) the Deposit Copies will be physically useable.

                  (b) Non-infringement and Authority. McCamish further represents and warrants as follows: (i) to the best of its knowledge, the Software does not infringe on any patent, copyright or trade secret, process or design owned or claimed by any third party; (ii) it has all requisite power and authority to deposit the Deposit Copies with the Escrow Agent pursuant to the terms of this Agreement and to grant the License pursuant to the Software License Agreement; (iii) the License will be the legal, valid and binding obligation of McCamish, enforceable against McCamish according to its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or any other similar laws affecting generally the enforcement of creditors' rights as from time to time are in effect and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; (iv) it has all requisite power and authority to enter into this Agreement and the execution and delivery of this Agreement and the performance by it of its obligations hereunder has been duly authorized; and (v) the execution of this Agreement by McCamish will not violate any contract, judgment, decree or other agreement under which it is currently obligated, which violation would have a material adverse effect on the ability of McCamish to deliver the Deposit Copies to the Escrow Agent pursuant to the terms hereof.

            8.2 Representations and Warranties of the Escrow Agent. The Escrow Agent hereby represents and warrants to Company and McCamish as follows: The Escrow Agent has all requisite power and authority to enter into this Agreement and has all requisite power and authority to perform its obligations hereunder. The execution and delivery by the Escrow Agent of this Agreement and the performance by the Escrow Agent of its obligations hereunder have been duly authorized. This Agreement has been duly executed and delivered by the Escrow Agent. This Agreement constitutes the

                                   EXHIBIT H

                           SOFTWARE ESCROW AGREEMENT


legal, valid and binding obligation of the Escrow Agent, enforceable against the Escrow Agent in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or any other similar laws affecting generally the enforcement of creditors' rights as from time to time are in effect and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            8.3 Representations and Warranties of Company. Company hereby represents and warrants to the Escrow Agent and McCamish as follows: Company has all requisite power and authority to enter into this Agreement and has all requisite power and authority to perform its obligations hereunder. The execution and delivery by Company of this Agreement and the performance of Company hereunder has been duly authorized, and no other acts or proceedings on the part of Company are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Company. This Agreement constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or any other similar laws affecting generally the enforcement of creditors' rights as from time to time are in effect and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

SECTION 9 MISCELLANEOUS.

            9.1 Escrow Fees. Simultaneously herewith, Company will paid the Escrow Agent the first year's escrow fees specified in Schedule A, and Company shall pay all applicable annual, renewal, deposit, release, service and other fees specified in Schedule A in accordance with the payment terms thereof.

            9.2 Term. This Agreement shall become effective upon the date hereof (the "Effective Date"), and shall end on the first to occur of (i) the end of the term of the Master Remote Processing Agreement; (ii) termination of the Master Remote Processing Agreement by Mutual Agreement pursuant to SECTION 8.01 thereof; (iii) termination of the Master Remote Processing Agreement by Either Party pursuant to SECTION 8.02 thereof; (iv) termination of the Master Remote Processing Agreement by Non-renewal pursuant to SECTION 8.03 thereof; or (v) termination of this Agreement by Company upon written notice to the Escrow Agent and McCamish.

                                   EXHIBIT H

                           SOFTWARE ESCROW AGREEMENT


            9.3 Effect of Termination. Upon non-renewal or other termination of this Agreement, all duties and obligations of the Escrow Agent to McCamish and Company shall terminate. Upon termination of this Agreement, the Deposit Copies delivered to the Escrow Agent pursuant to the terms hereof shall be returned to McCamish by the Escrow Agent; provided, however, that if the Deposit Copies have been released by the Escrow Agent to Company prior to the Termination Date pursuant to the terms hereof, the Software License Agreement shall survive termination of this Agreement in accordance with its terms.

            9.4 Disputes. Any dispute in connection with this Agreement and the transactions contemplated hereunder shall be submitted to any court in, of, or for the State of Georgia. Company is authorized to institute action in any court in, of, or for the State of Georgia, to resolve the dispute, including seeking preliminary and permanent relief which may be warranted at any stage of such proceeding. Legal fees incurred by the parties hereto in connection with any dispute under this Agreement shall be subject to SECTION 7.3 of the Master Remote Processing Agreement.

            9.5 Assignment. Neither this Agreement nor any rights hereunder, in whole or in part, shall be assignable or otherwise transferable by McCamish or Company and any assignment or transfer in violation of this provision shall be deemed null and void, unless such assignment shall be permitted under the terms of the Master Remote Processing Agreement; provided, however, that as a condition of any such permitted assignment by any party, its permitted assignee shall agree in writing to be bound by the provisions of this Agreement. Performance of obligations hereunder by a permitted assignee of any party hereto shall be deemed to be performance by such party.

            9.6 Resignation of the Escrow Agent. The Escrow Agent may resign at any time by giving a minimum of sixty (60) days prior written notice of resignation to the parties hereto, such resignation to be effective on the date specified in such notice. The Deposit Copies held by the Escrow Agent under the terms hereof shall be delivered to a successor escrow agent designated in writing jointly by McCamish and Company, to be held on the terms and conditions of this Agreement. If no successor escrow agent has been appointed as of the effective date of the resignation, all obligations of the Escrow Agent hereunder shall nevertheless cease and terminate, except that the Escrow Agent's sole responsibility thereafter shall be to keep safely all Deposit Copies then held by it and to deliver the same to a person jointly designated by McCamish and Company or in accordance with the directions of a final order or

                                   EXHIBIT H

                           SOFTWARE ESCROW AGREEMENT


judgment of a court of competent jurisdiction.

            9.7 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to the principles of conflicts of laws thereof.

            9.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            9.9 Titles and Subtitles. Any titles, subtitles or table of contents used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            9.10 Notices. Any notice required or permitted under this Agreement shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid and return receipt requested. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed upon receipt as follows:

                 (a)     If to Company:

                               Company
                               Street
                               City, State, Zip
                               Attention: Name/Title
                               Facsimile Number: (Xxx) Xxxxxxx

                 (b)     If to McCamish:

                               McCamish Systems, L.L.C.
                               6425 Powers Ferry Road
                               Third Floor
                               Atlanta, GA  30339
                               Attention: J. Gordon Beckham, Jr., Vice Chairman Facsimile Number: (770) 690-1800

                 (c)     If to the Escrow Agent:

                               Fort Knox Escrow Services
                               2100 Norcross Parkway, Suite 150

                                   EXHIBIT H

                           SOFTWARE ESCROW AGREEMENT


                               Norcross, GA 30071
                               Attention: Richard Sheffield
                               Facsimile Number: (770) 239-9201

            9.11 Amendments and Waivers. Any provisions of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the party against whom such amendment or waiver is to be enforced.

            9.12 Severability. In the event that any one or more of the provisions contained in this Agreement, or in any other document, agreement or instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such document, agreement or instrument.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


McCamish Systems, L.L.C.                      Company Complete Name


By:                                           By:
   ----------------------------------            -------------------------------
J. Gordon Beckham, Jr., Vice Chairman            NAME/TITLE



FORT KNOX ESCROW SERVICES


By:
   ----------------------------------
   President

                                    EXHIBIT H

                            SOFTWARE ESCROW AGREEMENT



                                   SCHEDULE A
                                      FEES

FEES TO BE PAID BY LICENSEE SHALL BE AS FOLLOWS:

            Initialization fee (one time only)                               $ 850
            ($765 for current clients)

            Annual Maintenance Fee                                           $ 900/product
                  Includes two Deposit Material updates
                  Includes one cubic foot of storage space

            International (outside of U.S.) - $1000/product

            Additional Updates (above two per year)                          $ 150

            Additional Storage Space                                         $ 150/cubic ft/year

PAYABLE BY LICENSEE OR  PRODUCER:

            Due upon Licensee's or Producer's
            Request for Release of Deposit Materials                         $ 100 for initial two
            hours

                                                                           $50/hour for additional hours


A ten percent discount is credited towards the initialization fee for current Fort Knox clients. Fees due upon receipt of signed contract or Deposit Material, whichever comes first and shall be paid in U.S. Dollars. The renewal date for this Agreement will occur on the anniversary of the first invoice. Thereafter, fees shall be subject to their current pricing, provided that such prices shall not increase by more than 10 percent per year.

                                    EXHIBIT I

                       SAMPLE SOFTWARE LICENSE AGREEMENT


            THIS SOFTWARE LICENSE AGREEMENT is entered into as of the 3rd day of September, 1999, by and between McCamish Systems, L.L.C., a Georgia limited liability corporation (hereinafter referred to as "McCamish") and Farmers New World Life Insurance Company, a stock/mutual company registered under the laws of the State of _____, (hereinafter referred to as "FNWL").

            WHEREAS, McCamish and FNWL are parties to that certain Master Administration Agreement, dated as of September 3, 1999 (the "Master Administration Agreement"), pursuant to which McCamish has agreed to perform certain Administration services specified therein with respect to the Policies/Annuity Contracts/Annuity Contracts (defined below); and

            WHEREAS, the parties hereto have entered into a Software Escrow Agreement of even date herewith (the "Software Escrow Agreement") pursuant to which McCamish will deliver to Fort Knox Escrow Services, Inc., as the Escrow Agent, the Software (defined below) which is utilized in the administration of the Policies/Annuity Contracts (as defined in the Master Administration Agreement); and

            WHEREAS, the parties have agreed that, in the event the Software is delivered by the Escrow Agent to FNWL upon the occurrence of a Release Event, FNWL is to have a license to use the Software solely on the terms and conditions of this Agreement,

            NOW, THEREFORE, for and in consideration of the mutual covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1 DEFINITIONS.

            As used in this Agreement, the following terms shall have the meaning set forth:

            1.01 Escrow Agent. "Escrow Agent" means Fort Knox Escrow Services, Inc., a Georgia corporation.

                        1.02 License Term. "License Term" means the period commencing on release of the

                                    EXHIBIT I

                       SAMPLE SOFTWARE LICENSE AGREEMENT


Deposit Copies pursuant to SECTION 6.2 of the Software Escrow Agreement and ending on the earlier of (i) that date on which no Policies/Annuity Contracts shall remain in effect, (ii) any breach of this Agreement or (iii) that date on which the Initial Term of the Master Administration Agreement was set to expire.

            1.03 Policies. "Policies" means, collectively, the insurance policies included within one of the Products and "Policy" means any one of the Policies.

            1.04 Contracts. "Contracts" mean, collectively, the annuity contracts included within one of the Products and "Contract" means any one of the Annuity Contracts.

            1.05 Products. "Products" means the insurance and annuity products described in Exhibit E of the Master Administration Agreement and made a part hereof.

            1.06 Software. "Software" means VPAS(R) Life Administration System, a group of computer programs and associated database data dictionaries utilized by McCamish in the discharge of McCamish's obligations under the Master Administration Agreement; provided, however, that Software shall not include any computer software programs which are licensed by McCamish from third-parties.

SECTION 2 LICENSE.

            McCamish hereby grants to FNWL a nonexclusive and royalty-free license, transferable only as specifically permitted pursuant to this Agreement, to use, during the License Term, the copies of the Software and updates thereto which are deposited with the Escrow Agent pursuant to the Software Escrow Agreement (the "Deposit Copies"), for the sole and exclusive purpose of performing the Administration Services with respect to the Policies/Annuity Contracts, subject only to the restrictions set forth herein. Anything in this Agreement to the contrary notwithstanding, this License shall become effective and the rights granted to FNWL hereunder shall arise if, and only if, the Deposit Copies shall be properly delivered by the Escrow Agent to FNWL in accordance with the terms and conditions of the Software Escrow Agreement.

                                    EXHIBIT I

                       SAMPLE SOFTWARE LICENSE AGREEMENT


SECTION 3 NO PAYMENT.

            McCamish acknowledges and agrees that it shall receive no compensation, royalty, license fee or other payment from FNWL in connection with the license granted pursuant to this Agreement.

SECTION 4 LIMITATIONS ON USE.

            FNWL shall use the Software during the License Term solely for the purpose of performing the Administration Services with respect to the Policies/Annuity Contracts. In the event that FNWL, either itself or through its agents or its affiliates or their agents, shall use the Software for any purpose which is not specifically permitted by the terms of this Agreement, the License granted hereunder shall be revoked and shall be of no further force or effect.

SECTION 5 ASSIGNMENT BY FNWL.

            McCamish acknowledges that, during the License Term, FNWL may engage third-parties to perform the administration of the Policies/Annuity Contracts. FNWL shall have the right to sublicense the Software to any such third party, during the License Term, but only if such third-party shall agree in writing, as a condition precedent to the effectiveness of such assignment, to be bound by all of the terms and conditions of this Agreement and the Master Insurance Administration Agreement and such writing shall be delivered to McCamish.

SECTION 6 NO SUPPORT SERVICES.

            FNWL acknowledges and agrees that McCamish shall not be required to perform or provide any installation, maintenance or support services to FNWL with respect to the license granted under this Agreement.

                                    EXHIBIT I

                       SAMPLE SOFTWARE LICENSE AGREEMENT


SECTION 7 WARRANTY.

            McCamish warrants to FNWL that the Software will function so as to allow for the administration of the Policies/Annuity Contracts in substantially the same manner in which such Policies/Annuity Contracts are administered as of the date the Software was deposited with the Escrow Agent; provided, however, that this warranty shall terminate immediately in the event FNWL makes any modification, enhancement or other change to the Software. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 7, MCCAMISH MAKES NO EXPRESS OR IMPLIED WARRANTY WHATSOEVER, WHETHER OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE.

SECTION 8 TERMINATION.

            In the event FNWL shall breach or otherwise violate any term or condition of this Agreement during the License Term, which breach or violation shall not be cured within ten (10) business days after receipt of written notice of such breach or violation from McCamish, McCamish shall have the right to terminate this Agreement upon written notice to FNWL.

SECTION 9 DUTIES UPON TERMINATION.

            Upon termination of this Agreement, whether upon the expiration of the License Term or otherwise, FNWL shall, within ten (10) business days after the date of such termination, deliver to McCamish at FNWL's sole cost and expense, all copies of the Software and other items contained in the Deposit Copy and shall cease all further use of the Software.

SECTION 10 CONFIDENTIALITY.

            (a) Without McCamish's prior written consent, FNWL shall not in any manner or form disclose, provide or otherwise make available, in whole or in part, the Software, or anything contained in the Deposit Copy, other than (i) to its employees in the scope of their employment; (ii) to any permitted assignee under SECTION 5 hereof; and (iii) to FNWL's independent auditors, legal counsel and other agents, but in all such cases FNWL shall use its reasonable efforts to have each such person, receiving such disclosure, agree in writing to protect the confidentiality of the Software and other items contained in the Deposit Copy. FNWL

                                    EXHIBIT I

                       SAMPLE SOFTWARE LICENSE AGREEMENT


shall take all appropriate action to satisfy its obligations under this Agreement with respect to the use and confidentiality of the Software. FNWL shall not, without McCamish's prior written consent, disclose, transfer or transmit, in whole or in part in any manner, the Software or any information which can permit the duplication, recreation or other utilization of any proprietary or confidential information of McCamish embodied in the Software or associated documentation and procedures contained in the Deposit Copy.

            (b) FNWL acknowledges and agrees that a breach or contemplated breach by FNWL of this SECTION 10 will result in irreparable injury to McCamish. Therefore, in the event of any breach or contemplated breach of this SECTION 10, in addition to all other remedies provided at law or in equity, McCamish shall be entitled to both preliminary and permanent injunctive relief to prevent a breach or a contemplated breach of this SECTION 10.

SECTION 11 MISCELLANEOUS.

            11.1 Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party to this Agreement may assign its rights or delegate its duties hereunder without the prior written consent of the other party hereto.

            11.2 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Georgia.

            11.3 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid and return receipt requested. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three (3) days after the date of deposit in the United States mail, as follows:


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                                    EXHIBIT I

                       SAMPLE SOFTWARE LICENSE AGREEMENT


                        (a)         If to FNWL:

                                    Farmers New World Life Insurance Company
                                    3003 - 77th Avenue S.E.
                                    Mercer Island, WA 98040
                                    Attention: ______________
                                    _________________________
                                    Facsimile Number:  (___) ________

                        (b)         If to McCamish:

                                    McCamish Systems, L.L.C.
                                    6425 Powers Ferry Road
                                    Third Floor
                                    Atlanta, GA   30339
                                    Attention:  J. Gordon Beckham, Jr.
                                    Vice Chairman
                                    Facsimile Number:  (770) 690-1800

            11.4 Severability. In the event that any one or more of the provisions contained in this Agreement, or in any other document, agreement or instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such document, agreement or instrument.

            11.5 No Third-Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

            11.6 Effect of Article and Section Headings. The Article and Section headings herein are for convenience only and shall not affect the construction of this Agreement.


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                                    EXHIBIT I

                       SAMPLE SOFTWARE LICENSE AGREEMENT


            11.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which will constitute one and the same document.

            11.8 Entire Agreement. This Agreement, and the agreements contemplated hereby, contain the entire understanding of the parties with respect to the subject matter hereof and thereof, and no representation, warranty, covenant or agreement not embodied herein or therein, or oral or otherwise, shall be of any force or effect whatsoever. Further, no change, amendment or modification of this Agreement shall be effective unless in writing and signed by all of the parties hereto.

            11.9 Waiver. A waiver of any default or breach hereunder granted by any party hereto shall not constitute a waiver by such party of any other default or breach or a waiver by such party of the same default or breach at a later time. Further, to be effective, any such waiver must be in writing and be signed by the party granting such waiver.

            IN WITNESS WHEREOF, the parties hereto have caused this License Agreement to be executed and delivered by their duly authorized officers or partners (as the case may be), all as of the date first above written.

McCamish Systems, L.L.C.


By:
   --------------------------------
      J. Gordon Beckham, Jr.
      Vice Chairman


Farmers New World Life Insurance Company


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                                    EXHIBIT I

                       SAMPLE SOFTWARE LICENSE AGREEMENT


By:
   -----------------------------
      Name
      Title


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